Exhibit 10.38

NOTE

December 19, 2022

U.S. $75,000,000

FOR VALUE RECEIVED, the undersigned, MeiraGTx Holdings plc, an exempted company incorporated under the laws of the Cayman Islands with registration number 336306 (the “Issuer”), hereby promises to pay to Perceptive Credit Holdings III, LP (the “Noteholder”), in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of the Tranche 1 Note made by the Noteholder pursuant to Section 2.01(a) of the Amended and Restated Note Purchase Agreement and Guaranty, dated as of December 19, 2022 (as amended or otherwise modified from time to time, the “Note Purchase Agreement”), among the Issuer, the Subsidiary Guarantors from time to time thereunder, the noteholders from time to time party thereto (the “Noteholders”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, as administrative agent for the Noteholders (in such capacity, together with its successors and assigns, the “Administrative Agent”), on the date or dates specified in the Note Purchase Agreement, together with interest on the principal amount of such Notes from time to time outstanding thereunder at the rates, and payable in the manner and on the dates, specified in the Note Purchase Agreement.

This Note is a Note issued pursuant to the terms of the Note Purchase Agreement, and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Note Purchase Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Note Purchase Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

The Issuer hereby waives demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Note Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE NOTE PURCHASE AGREEMENT.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1)

THE ISSUE PRICE AND ISSUE DATE OF THIS NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE AND (3) THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT 450 EAST 29TH STREET, 14TH FLOOR, NEW YORK, NY 10016, ATTN: CHIEF OPERATING OFFICER.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, CHARGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER THE ACT.

[Signature Page Follows]

MEIRAGTX HOLDINGS PLC

By	/s/ Rich Giroux
Name: Rich Giroux
Title: CFO and COO